EXHIBIT 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated: December 7, 2020

BARING VOSTOK FUND V NOMINEES LIMITED

By:	s/ Julian Timms
Name: Julian Timms
Title: Director

BARING VOSTOK FUND V MANAGERS LIMITED

By:	s/ Julian Timms
Name: Julian Timms
Title: Director

BARING VOSTOK OZON MANAGERS LIMITED

By:	s/ Julian Timms
Name: Julian Timms
Title: Director

BV SPECIAL INVESTMENTS LIMITED

By:	s/ Julian Timms
Name: Julian Timms
Title: Director

BARING VOSTOK OZON L.P.

By:	s/ Julian Timms
Name: Julian Timms
Title: Director, Baring Vostok Ozon Managers Limited

On behalf of Baring Vostok Ozon Managers Limited acting as general partner of Baring Vostok Ozon (GP) L.P. acting as general partner of Baring Vostok Ozon, L.P.

BARING VOSTOK OZON (GP) L.P.

By:	s/ Julian Timms
Name: Julian Timms
Title: Director, Baring Vostok Ozon Managers Limited

On behalf of Baring Vostok Ozon Managers Limited acting as general partner of Baring Vostok Ozon (GP) L.P.